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                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF HIRSCHLER FLEISCHER]

June 5, 2002


Board of Directors
G REIT, Inc.
1551 N. Tustin Avenue, Suite 650
Santa Ana, CA 92705

Ladies and Gentlemen:

         We are counsel to G REIT, Inc., a Virginia corporation (the "Company"), in connection with the Registration No. 333-76498 (the "Registration") under the Securities Act of 1933, as amended (the "Act"), of the Company's common stock. We have been asked to provide opinions on certain federal income tax matters related to the Company. The capitalized terms used in this letter and not otherwise defined herein shall have the meaning ascribed to them in the latest dated Prospectus of the Company included in the Company's Registration Statement on Form S-11, as amended (the "Registration Statement"), filed by the Company under the Act with the United States Securities and Exchange Commission (the "SEC").

         For purposes of this of this opinion letter, we have examined and relied upon the following documents:

     .    a copy of the Prospectus;

     .    a copy of Amendment No. 1 to the Registration Statement;

     .    a copy of the Bylaws, as amended to date;

     .    a copy of the Articles of Incorporation, as amended to date;

     . the Representation Letter dated as of the date hereof delivered to us by the Company; and

     . such additional instruments and documents, representations of the Company and of certain other persons, and such matters of law, all as we have deemed necessary or appropriate for purposes of this opinion.


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     [LOGO](R)                                                      June 5, 2002
HIRSCHLER FLEISCHER                                                       Page 2

          In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each party executing a document to so act. For purposes of opinions contained herein, we have assumed that:

     . the documents shown to us are complete and no modifications to any documents exist;

     . the documents shown to us as certified or photostatic copies of original documents conform to the original documents;

     . the documents listed above that have been reviewed in proposed or draft form will be executed in substantially the same form as the documents that we have reviewed; and

     . all of the representations, factual assumptions and statements set forth in the documents listed above, including, without limitation, those set forth in the section of the Prospectus (and all amendments thereto) entitled "FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT," but excluding any legal conclusions contained therein, are true and complete, and that the Company will satisfy or comply with all obligations imposed by any such documents on the parties thereto, and all obligations described in the Prospectus, as amended, that are assumed, represented or intended to be effected by the Company in such document to maintain its status as a REIT, have been and will be performed or satisfied in accordance with their terms.

          Our opinions are based upon the facts described in the Prospectus (and all amendments thereto) and upon facts as they have been represented to us or determined by us as of this date. Any inaccuracies in or alterations of such facts may adversely affect our opinions. For purposes of our opinions, we have relied upon the representations made by the officers and directors of the Company as set forth in the Prospectus (and all amendments thereto) and elsewhere, including the Representation Letter. Further, our opinions are based upon existing statutory law and current applicable Treasury Regulations promulgated or proposed under the Internal Revenue Code of 1986, as amended (the "Code"), current published administrative positions of the Internal Revenue Service (the "Service"), and judicial decisions, all of which are subject to change either prospectively or retroactively, which changes could cause this opinion to no longer be valid.

          We hereby confirm to you the opinions and statements attributed to us in the section of the Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT," subject to all the statements, factual representations


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      [LOGO](R)                                                     June 5, 2002
HIRSCHLER FLEISCHER                                                       Page 3


and assumptions accompanying such opinions and statements. In particular, we are of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 2002, and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the requirements set forth in the Code to qualify as a REIT. Please note that the Prospectus further states that the Company's qualification and taxation as a REIT, and its ability to maintain its REIT status, will depend upon its ability (based on its actual operating results) to meet the requirements set forth in the Code to qualify as a REIT, and Hirschler Fleischer will not review compliance with such requirements on a continuing basis or issue any opinions in the future, unless expressly requested to do so.

     You should note that the opinions contained herein have no binding effect on the Service or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusions or propriety of any of our opinions, nor can there be assurance that, if challenged, the Company will prevail on such issues. In addition, the federal income tax laws are uncertain as to many of the tax matters material to an investment in the Company and, therefore, it is not possible to predict with certainty future legal developments, including how courts will decide various issues if litigated. Accordingly, there can be no assurance of the outcome of the issues on which we are opining.

     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and references to us in the Prospectus under the heading "CONFLICTS OF INTEREST," under the heading "FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT" and under the heading "LEGAL MATTERS."

                                      Sincerely,

                                      /s/ Hirschler Fleischer

                                      HIRSCHLER FLEISCHER,
                                      A PROFESSIONAL CORPORATION